EXHIBIT 99.1

For Immediate Release:                                      POWERLINX


                   PowerLinx Issues Update Regarding Purchase
                                Contract with UGC
                                      - - -

ST PETERSBURG, FL, January 26, 2004 - Powerlinx, Inc. (OTC BB: PWLX) previously announced the execution of a purchase contract with Universal General Corporation (UGC) for the purchase of the Company's digital powerline surveillance systems. The purpose of this press release is to update the status of the contract with UGC. In accordance with the terms of the contract, in November of 2004, the Company shipped the initial 20 units to UGC. Payment for this product was due to the Company in two equal installments on December 15, 2004, and January 15, 2005. As of the date of this press release, the Company has not received payment for the units shipped to UGC in the fourth quarter of 2004. The Company is unable to predict whether it will receive any payment for this shipment. The Company has suspended all shipments of product to UGC until full payment is received, including the 20 additional units scheduled to ship in January 2005. There can be no assurance that future units will be produced or shipped pursuant to the UGC contract. Accordingly, there can be no assurance that the UGC contract will result in any particular amount of revenue for the Company, or that any revenue at all will result from the UGC contract.

This press release updates the press release, dated September 23, 2004, the Company's 8-K filing, dated September 23, 2004, the press release, dated November 15, 2004, and the Company's 10QSB, dated November 15, 2004, all of which may be accessed via the Company Web site, www.power-linx.com.

About PowerLinx, Inc.:
PowerLinx, Inc., www.power-linx.com, develops, manufactures, and markets, among other devices, products, and applications developed to transmit voice, video, audio and data either individually or any and all combinations over power lines, twisted pair wires and coax in AC and DC power environments, on any and all power grids. The Company has also developed, manufactured, and marketed different kinds of underwater video cameras, lights and accessories for the marine, commercial and consumer retail markets.


Web site:     www.power-linx.com
E-mail:       investor@power-linx.com

--------------------------------------------------------------------------------
This press release may contain "forward-looking statements" that involve risks and uncertainties, including statements regarding our plans, future events, objectives, expectations, forecasts, or assumptions. Any statement in this press release that is not a statement of historical fact is a forward-looking statement, and in some cases, words such as "believe," "estimate," "project," "expect," "intend," "may," "anticipate," "plans," "seeks," and similar expressions identify forward-looking statements. These statements involve risks and uncertainties that could cause actual outcomes and results to differ materially from the anticipated outcomes or result, and undue reliance should not be placed on these statements. These risks and uncertainties may include: the adoption of our new products by customers; our ability to identify, develop, and commercialize new applications for our products; the ability to manage our anticipated growth; scaling-up our manufacturing capabilities; protecting our intellectual property; and other risks and uncertainties discussed in filings made with the Securities and Exchange Commission (including risks described in subsequent reports on Form 10-Q, Form 10-K, Form 8-K, and other filings). PowerLinx, Inc. disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
--------------------------------------------------------------------------------

Contact:      Douglas Bauer
              PowerLinx, Inc.
              Phone: 727-866-7440
              investor@power-linx.com


Source: PowerLinx, Inc.